Exhibit 24.2

POWER OF ATTORNEY

     I, William R. Timken, as a director of ReGen Biologics, Inc., hereby severally constitute Gerald E. Bisbee, Jr., Ph.D. and Brion D. Umidi, and each of them singly, my true and lawful attorneys with full power to them, and each of them singly, to sign for me and in my name in the capacity indicated below the Amendment No. 1 to the Registration Statement on Form S-1 and any and all subsequent amendments to said Registration Statement, and generally to do all such things in my name and behalf in my capacity as director to enable ReGen Biologics, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming my signature as it may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Power of Attorney has been signed below by the following person in the capacity and on the date indicated.

Signature	Title	Date

/s/ William R. Timken	Director	June 16, 2004
William R. Timken